                                  SCHEDULE 14A
                                 (RULE 14A-101)
                     INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION

                PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE
                 SECURITIES EXCHANGE ACT OF 1934 (AMENDMENT NO.)


Filed by the registrant [X] Filed by a party other than the registrant |_| Check the appropriate box:

   [ ]  Preliminary proxy statement

   [X]  Definitive proxy statement
                                                [_]  Confidential, For Use of the Commission Only
   [_]  Definitive additional materials              (as permitted by 14a-6(e)(2))

   [_]  Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12


                        SUPERCONDUCTOR TECHNOLOGIES INC.
--------------------------------------------------------------------------------
(Name of Registrant as Specified in Its Charter)

--------------------------------------------------------------------------------
(Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of filing fee (Check the appropriate box):

   [X] No fee required

   [_] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

       (1)  Title of each class of securities to which transaction applies:

       (2)  Aggregate number of securities to which transaction applies:

       (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

       (4)  Proposed maximum aggregate value of transaction:

       (5)  Total fee paid:

   [_] Check box if any part of the fee is offset as provided by Exchange Act
       Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

       (1)  Amount previously paid:

       (2)  Form, schedule or registration statement no.:

       (3)  Filing party:

       (4)  Date filed:

                    NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
                          TO BE HELD ON AUGUST 6, 1999

TO THE STOCKHOLDERS OF SUPERCONDUCTOR TECHNOLOGIES INC.:

     NOTICE IS HEREBY GIVEN that the Special Meeting of Stockholders of Superconductor Technologies Inc., a Delaware corporation (the "Company"), will be held on AUGUST 6, 1999, at 11:00 a.m., local time, at the offices of Superconductor Technologies Inc. at 460 Ward Drive, Santa Barbara, California, for the following purposes:

     1. To approve the issuance of Series D Preferred Stock and related warrants and the issuance of Common Stock upon the conversion and exercise of such securities.

     2. To transact such other business as may properly come before the meeting or any adjournment(s) thereof.

     The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

     Only stockholders of record at the close of business on JUNE 16, 1999 are entitled to notice of and to vote at the Special Meeting.

     All stockholders are cordially invited to attend the Special Meeting in person. However, to ensure your representation at the meeting, you are urged to mark, sign, date and return the enclosed proxy card as promptly as possible in the postage-prepaid envelope enclosed for that purpose. Any stockholder attending the Special Meeting may vote in person even if such stockholder has previously returned a proxy.

James G. Evans, Jr.
Vice President and
Chief Financial Officer

Santa Barbara, California
July 16, 1999

IMPORTANT: WHETHER OR NOT YOU PLAN TO ATTEND THE SPECIAL MEETING, YOU ARE REQUESTED TO COMPLETE, SIGN, DATE AND PROMPTLY RETURN THE ENCLOSED PROXY IN THE ENVELOPE PROVIDED.

                                 460 WARD DRIVE
                      SANTA BARBARA, CALIFORNIA 93111-2310
                                 (805) 683-7646

                             MEETING TO BE HELD AT:

                        SUPERCONDUCTOR TECHNOLOGIES INC.
                                 460 WARD DRIVE
                             SANTA BARBARA, CA 93111

                              --------------------

               PROXY STATEMENT FOR SPECIAL MEETING OF STOCKHOLDERS

                              --------------------

     The enclosed Proxy is solicited on behalf of Superconductor Technologies Inc. (the "Company") for use at the Special Meeting of Stockholders (the "Special Meeting") to be held on Friday, August 6, 1999, at 11:00 a.m., local time, and at any adjournment(s) thereof, for the purposes set forth herein and in the accompanying Notice of Special Meeting of Stockholders. The Special Meeting will be held at 460 Ward Drive, Santa Barbara, California 93111.

     These proxy solicitation materials were first mailed on or about July 16, 1999, to all stockholders entitled to vote at the Special Meeting.

                 INFORMATION CONCERNING SOLICITATION AND VOTING

RECORD DATE

     Stockholders of record at the close of business on JUNE 16, 1999 (the "Record Date") are entitled to notice of the Special Meeting and to vote at the Special Meeting. At the Record Date, the following types and amounts of the Company's stock, each with a par value of $0.001 per share, were issued and outstanding: 7,737,216 shares of Common Stock, 64,584 shares of Series A-2 Preferred Stock, 12,500 shares of Series A-3 Preferred Stock, 50,000 shares of Series B-1 Preferred Stock, and 41,667 shares of Series C Preferred Stock.

REVOCABILITY OF PROXIES

     Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before its use by delivering to the Secretary of the Company at or before the taking of the vote at the Special Meeting a written notice of revocation or a duly executed proxy bearing a later date or by attending the Special Meeting and voting in person.

VOTING AND SOLICITATION

     Each holder of Common Stock is entitled to one vote for each share of Common Stock on all matters presented at the Special Meeting. Holders of Series A-2, Series A-3, Series B-1, and Series C Preferred Stock (collectively, the "Preferred Stock") shall be entitled to vote a total of 3,375,020 votes on all matters presented at the meeting. No shares of Series D Preferred Stock were issued as of the Record Date and accordingly such shares are not entitled to vote at the Special Meeting.

     Shares of Common Stock and Preferred Stock represented by properly executed proxies will, unless such proxies have been previously revoked, be voted in accordance with the instructions indicated thereon. In the absence of specific instructions to the contrary, properly executed proxies will be voted FOR approval of the issuance of Series D Preferred Stock and related warrants and the issuance of Common Stock upon the conversion or exercise of such securities. No business other than that set forth in the accompanying Notice of Special Meeting of Stockholders is expected to come before the Special Meeting. Should any other matter requiring a vote of stockholders properly arise, the persons named in the enclosed form of proxy will vote such proxy in accordance with the recommendation of the Board of Directors.

     Proxies may be solicited by certain of the directors, officers and employees of the Company, without additional compensation, personally or by telephone, telegram, letter or facsimile. In addition, the Company may reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding solicitation materials to such beneficial owners.

QUORUM; ABSTENTIONS; BROKER NON-VOTES

     The required quorum for the transaction of business at the Special Meeting is a majority of the votes eligible to be cast by holders of shares of Common Stock and Preferred Stock issued and outstanding on the Record Date. Shares that are voted "FOR" or "AGAINST" a matter are treated as being present at the meeting for purposes of establishing a quorum and are also treated as shares entitled to vote at the Special Meeting (the "Votes Cast") with respect to such matter.

     While there is no definitive statutory or case law authority in Delaware as to the proper treatment of abstentions, the Company believes that abstentions should be counted for purposes of determining both (i) the presence or absence of a quorum for the transaction of business and (ii) the total number of Votes Cast with respect to a proposal (other than the election of directors). In the absence of controlling precedent to the contrary, the Company intends to treat abstentions in this manner. Accordingly, abstentions will have the same effect as a vote against the proposal.

     In a 1988 Delaware case, Berlin v. Emerald Partners, the Delaware Supreme Court held that, while broker non-votes should be counted for the purpose of determining the presence or absence of a quorum for the transaction of business, broker non-votes should not be counted for purposes of determining the number of Votes Cast with respect to the particular proposal on which the broker has expressly not voted. Accordingly, the Company intends to treat broker non-votes in this manner. Thus, a broker non-vote will not affect the outcome of the voting on a proposal.

DEADLINE FOR RECEIPT OF STOCKHOLDER PROPOSALS

     Proposals of stockholders of the Company that are intended to be presented by such stockholders at the Company's 2000 Annual Meeting of Stockholders must be received by the Company no later than December 22, 1999 in order to be considered for inclusion in the proxy statement and form of proxy relating to that meeting.

                                    PROPOSAL

        APPROVAL OF THE ISSUANCE OF SERIES D PREFERRED STOCK AND RELATED
      WARRANTS AND ISSUANCE OF COMMON STOCK UPON THE CONVERSION OF SERIES D
              PREFERRED STOCK AND THE EXERCISE OF RELATED WARRANTS


     The Company is seeking stockholder approval for the purposes of Nasdaq Rule 4460(i) of the issuance of up to 130,000 shares of Series D Preferred Stock (the "Shares") at a price of $50.00 per Share and warrants for the purchase of 260,000 shares of Common Stock at a price of $3.00 per share (the "Warrants"), and approval of the issuance of 2,860,000 shares of Common Stock upon the conversion of the Shares and exercise of the Warrants, subject to upward adjustment for anti-dilution events.


BACKGROUND


     Outside financing is critical to the Company in its current stage of development because the Company does not yet generate sufficient cash from operations to fund its operations and growth. The Company's Board of Directors authorized the creation of Series D Preferred Stock and the Company has negotiated terms for the sale of $6.5 million of Shares and Warrants to institutional investors in private financings. On June 23, 1999, the Company raised $3,864,800 through the issuance of 77,296 Shares and Warrants for the purchase of 154,592 shares of Common Stock in an initial private placement of Series D Preferred Stock (the "Initial Closing"). The Company plans to raise up to an additional $2,635,200, depending on market conditions, through the issuance of an additional 52,704 Shares and Warrants for the purchase of 105,408 shares of Common Stock in a second closing to be held as soon as practical after obtaining stockholder approval of this Proposal (the "Second Closing").


     The Company's principal stockholder, Wilmington Securities, Inc. ("Wilmington") an indirect, wholly-owned subsidiary of The Hillman Company, a private corporation engaged in diversified investments and operations which is controlled by a trust for the benefit of Henry L. Hillman, purchased approximately $1.5 million of Shares and Warrants at the Initial Closing and may purchase up to approximately $2 million in additional securities at the Second Closing. As a result of such purchases, if Wilmington and its affiliates and related parties fully exercised the warrants they hold for the purchase of Common Stock they would be able to vote approximately 45% of the Company's total voting securities.

     As described below, each Share is initially convertible into 20 shares of Common Stock. Accordingly, when issued, the aggregate voting power of the Shares will be greater than 20% of the amount of the Company's voting securities immediately prior to the Initial Closing. Similarly, if all of the authorized Shares are issued and converted, the Company will be required to issue at least
2.6 million shares of Common Stock, an amount in excess of 20% of the Common Stock outstanding and Company voting power immediately prior to the Initial Closing. Based on the market price of the Company's Common Stock at the time of the Initial Closing, the effective purchase price for each share of Common Stock into which the Shares are convertible was less than the market value of the Common Stock at that time. Depending on the market price of the Company's Common Stock at the time of the Second Closing, the Company's sale of Shares and Warrants may also potentially be deemed to be below market sales.

     The Company's Common Stock is listed for trading on the Nasdaq National Market System ("Nasdaq") and as a result the Company must comply with Nasdaq corporate governance rules. Nasdaq Rule 4460(i)(1)(D) (the "20% Rule") requires stockholder approval of securities issuances where (1) the securities issued are Common Stock or securities convertible into or exercisable for Common Stock, (2) the price of the securities is less than the market value of the Common Stock, and (3) the proposed issuance would result in the issuance of 20% or more of the Common Stock or voting power of the Company before the issuance. Additionally, Nasdaq Rule 4460(i)(1)(B) (the "Control Rule") requires stockholder approval of the adoption of a plan or the issuance of securities by the Company that would result in a change of control of the Company. There is no concrete test to determine the amount of securities that the Company may issue to a party without triggering the Control Rule. Depending on the facts and circumstances, the issuance by the

Company of a small amount of securities may result in a change of control of the Company where an investor already owns a sizable portion of the Company's outstanding voting securities.

     The Company is seeking stockholder approval of the issuance of the Shares and Warrants and the issuance of Common Stock upon the conversion of the Shares and the exercise of the Warrants to ensure compliance with the 20% Rule and the Control Rule.

TERMS OF THE SERIES D PREFERRED STOCK

     The Shares have the following features:

     o DIVIDENDS. Each Share receives a dividend per year equal to 6% of the purchase price of such Share, payable quarterly in cash or as an addition to the Series D Liquidation Preference. Holders of the Company's Common Stock will not be paid dividends until the Company has paid all due and payable dividends on the outstanding Shares and the Company's outstanding Preferred Stock.

     o LIQUIDATION PREFERENCE. Depending on the date, a liquidation, dissolution or wind up of the Company will entitle the holder of Shares to an amount per Share equal to the greater of $65.00 per share, or $50.00 plus all accrued and unpaid dividends on such Shares. A merger, consolidation or sale of all or substantially all of the assets of the Company shall also be treated as a liquidation. Holders of Common Stock will not receive distributions until holders of Shares receive these liquidation amounts.

     o VOTING RIGHTS. Holders of Shares are entitled to the number of votes equal to the number of shares of Common Stock into which such Shares may be converted.

     o CONVERSIONS. Each Share is initially convertible at the option of the holder into 20 shares of Common Stock. In addition to adjustment for stock dividends, stock splits, recapitalizations and similar events, the "Conversion Price" per Share (initially $2.50 per share) shall be adjusted in the event of certain financing activities by the Company. Accordingly, while each Share is initially convertible into 20 shares of Common Stock, the actual number of shares of Common Stock into which a Share is convertible may be greater than 20.

          - If the Company issues Common Stock or securities equivalent to Common Stock on or before June 3, 2000 at a price below the Conversion Price, the Conversion Price shall be reduced to that amount. For instance, if on June 2, 2000 the Company sold Common Stock for $2.00 per share, the Conversion Price would become $2.00 per share and each Share would be convertible into 25 shares of Common Stock.

          - If the Company issues Common Stock or securities equivalent to Common Stock after June 3, 2000 at a price below the Conversion Price, the Conversion Price shall be reduced to an amount between the Conversion Price and the price of the newly issued securities. The exact amount of the adjustment in the Conversion Price depends on both the price of the securities issued and the size of the offering.

     o COVENANTS. So long as 25% of the authorized Shares are outstanding, the Company must obtain approval of the holders of 60% of the outstanding Shares prior to redeeming, repurchasing or paying dividends on its securities, making certain amendments to its Restated Certificate of Incorporation or Bylaws, and creating or issuing certain types of new securities.

PRINCIPAL EFFECTS OF APPROVAL OR NONAPPROVAL

     In the event that stockholder approval is obtained the Company may issue up to 130,000 Shares, Warrants for the purchase of up to 260,000 shares of Common Stock and 2,860,000 shares of Common Stock upon conversion of the

Shares and exercise of the Warrants, subject to upward adjustment for anti-dilution events. In addition, Wilmington and its affiliates or related parties may purchase up to $3.5 million of the Shares and Warrants.

     If stockholder approval is not obtained, the currently issued 77,296 Shares and the Warrants for the purchase of 52,704 shares of Common Stock shall remain outstanding and no additional Shares and Warrants shall be issued. In addition, under Nasdaq rules the Company may not be able to issue additional securities at a price below the current market price of the Company's Common Stock without obtaining stockholder approval in advance.

     In the opinion of the Board, a failure of the stockholders to approve the Proposal will have a severely detrimental effect on the Company and its future. A failure of the Company to obtain approval would have a negative effect on the Company's future financing activities, which are critical to the long-term success of the Company and maximizing value for the Company's stockholders.

VOTE REQUIRED; RECOMMENDATION OF THE BOARD OF DIRECTORS

     The approval of the issuance of up to 130,000 shares of Series D Preferred Stock requires the affirmative vote of a majority of Votes Cast.

ALL OF THE MEMBERS OF THE BOARD OF DIRECTORS, OTHER THAN MESSRS. JOHNSTON AND MANZINGER, WHO ABSTAINED FROM VOTING DUE TO THEIR RELATIONSHIP WITH WILMINGTON AND ITS AFFILIATES AND RELATED PARTIES, RECOMMEND A VOTE "FOR" THE PROPOSAL

                         VOTING SECURITIES OF PRINCIPAL
                           STOCKHOLDERS AND MANAGEMENT


     The following table sets forth the beneficial ownership of the Company's Common Stock as of June 23, 1999, by (i) each person known by the Company to be the beneficial owner of more than 5% of the Company's Common Stock, (ii) by each director, (iii) by each of the executive officers named in the table under "Executive Compensation--Summary Compensation Table," in the Proxy Statement distributed in connection with the Company's 1999 Annual Meeting, and (iv) all directors and executive officers as a group. Except as otherwise indicated in the footnotes to the table, the persons and entities named in the table have sole voting and investment power with respect to all shares beneficially owned, subject to community property laws, where applicable. Wilmington and its related parties are the sole holders of 100% of the Company's Series A-2, Series A-3, Series B-1 and Series C Preferred Stock (64,584, 12,500, 50,000 and 41,667 shares, respectively) and are entitled to cast a total of 3,375,020 votes with respect to such shares at the Special Meeting. Wilmington and its related parties, and TGI Fund III, LLC own 40% (30,918 shares) and 60% (46,378 shares) of the outstanding shares of Series D Preferred Stock, respectively, and are entitled to 618,360 and 927,560 votes, respectively, by virtue of such ownership. None of the Series D Preferred Stock was outstanding as of the Record Date and such shares may not be voted at the Special Meeting.



                                                                         Number of    Percentage
                                       Name                                Shares     Ownership
---------------------------------------------------------------------    ---------    ----------
Wilmington Securities, Inc. and Related Parties(1)................       5,534,632       44.65%
    824 Market Street, Suite 900
    Wilmington, Delaware 19801
TGI Fund III, LLC(2) .............................................       1,020,316       11.65%
    6501 Columbia Center
    701 Fifth Avenue
    Seattle, WA 98104
Glenn E. Penisten(3)..............................................         185,591        2.37%
M. Peter Thomas(4)................................................         177,100        2.24%
Robert B. Hammond(5) .............................................         131,042        1.67%
E. Ray Cotten(6)..................................................          97,356        1.24%
James G. Evans, Jr.(6)............................................          80,626        1.03%
J. Robert Schrieffer(7)...........................................          56,484          *
Robert P. Caren(8)................................................          38,267          *
Dennis Horowitz(9)................................................          30,284          *
John D. Lockton(6)................................................           6,250          *
Richard M. Johnston(10)...........................................           --             *
Joseph C. Manzinger(10)...........................................          16,100          *
James P. Simmons, Jr.(11).........................................             250          *
All executive officers and directors as a group (14 persons)(12)..         944,261       11.09%


--------------------
*    Less than one percent.


(1) Based on information contained in a Schedule 13D, as amended, filed by Wilmington and persons related to Wilmington. Includes a total of 4,113,622 shares issuable upon the conversion of Preferred Stock, and 546,010 shares of Common Stock issuable upon exercise of warrants, that are convertible or exercisable within 60 days of June 23, 1999. Wilmington is an indirect, wholly owned subsidiary of The Hillman Company, a private corporation engaged in diversified investments and operations. The Hillman Company is controlled by Henry L. Hillman, Elsie Hilliard Hillman and C.G. Grefenstette, Trustees of the Henry L. Hillman Trust dated November 18, 1985 (the "HLH Trustees"). Each of the HLH Trustees shares voting and disposition power over the assets of The Hillman Company. The above total includes 100,000 shares of Common Stock, 314,835 shares issuable upon the conversion of Preferred Stock, and warrants exercisable for an aggregate of 45,752 shares of Common Stock owned by the HLH Trust. The above total for Wilmington and persons related to Wilmington also includes 419,780 shares of Common Stock issuable upon conversion of Series B-1 Preferred Stock and warrants exercisable for an aggregate of 61,003 shares of Common Stock owned beneficially of record by four trusts for members of the Hillman family. The HLH Trustees (other than Mr. Grefenstette, who is a trustee of such trusts) disclaim beneficial ownership of such shares.

(2) Includes a total of 927,560 shares issuable upon the conversion of Series D Preferred Stock, and 92,756 shares of Common Stock issuable upon exercise of warrants, that are convertible or exercisable within 60 days of June 23, 1999.

(3) Includes 96,997 shares held by a trust for the benefit of Glenn and Mary Louise Penisten. Also includes 88,334 shares issuable upon the exercise of stock options that are exercisable within 60 days of June 23, 1999.

(4) Includes 176,667 shares issuable upon the exercise of stock options that are exercisable within 60 days of June 23, 1999.

(5) Includes 98,542 shares issuable upon the exercise of stock options that are exercisable within 60 days of June 23, 1999.

(6) All shares are issuable upon the exercise of stock options that are exercisable within 60 days of June 23, 1999.

(7) Includes 51,834 shares issuable upon the exercise of stock options that are exercisable within 60 days of June 23, 1999.

(8) Includes 30,917 shares issuable upon the exercise of stock options that are exercisable within 60 days of June 23, 1999.

(9) Includes 22,834 shares issuable upon the exercise of stock options that are exercisable within 60 days of June 23, 1999.

(10) Mr. Johnston is a Vice President and Director of The Hillman Company and Mr. Manzinger is a Vice President of The Hillman Company. Both Mr. Johnston and Mr. Manzinger disclaim beneficial ownership of all of the shares owned by Wilmington Securities, Inc. and the trusts for the benefit of the Hillman family referred to in footnote 1.

(11) Mr. Simmons ceased service with the Company in September of 1998.

(12) See footnotes (3)-(10). Includes 775,321 shares issuable upon exercise of stock options held by executive officers and directors that are exercisable within 60 days of June 23, 1999.

     The Company knows of no other matters to be submitted at the Special Meeting. If any other matters properly come before the meeting, it is the intention of the persons named in the enclosed proxy card to vote the shares they represent as the Board of Directors may recommend.

                       BY ORDER OF THE BOARD OF DIRECTORS


Santa Barbara, California
July 16, 1999

                                                                      APPENDIX A

                                   DETACH HERE

                                      PROXY

   THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS SUPERCONDUCTOR
               TECHNOLOGIES INC. SPECIAL MEETING OF STOCKHOLDERS
                                 AUGUST 6, 1999

     The undersigned stockholder of SUPERCONDUCTOR TECHNOLOGIES INC., a Delaware corporation, hereby acknowledges receipt of the Notice of Special Meeting of Stockholders and Proxy Statement, each dated July 16, 1999 and hereby appoints
M. Peter Thomas and James G. Evans, Jr. or either of them, proxies and attorneys-in-fact, with full power to each of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the Special Meeting of Stockholders of Superconductor Technologies Inc. to be held on August 6, 1999 at 11:00 a.m., local time, 460 Ward Drive, Santa Barbara, California, and at any adjournment or adjournments thereof, and to vote all shares of Common Stock and Preferred Stock which the undersigned would be entitled to vote if then and there personally present, on the matters set forth on the reverse side.

[SEE REVERSE SIDE]     CONTINUED AND TO BE SIGNED ON REVERSE SIDE     [SEE REVERSE SIDE]

[BACK OF PROXY]
                                   DETACH HERE

[X] Please mark votes as in
    this example

THIS PROXY WILL BE VOTED AS DIRECTED, OR IF NO CONTRARY DIRECTION IS INDICATED, WILL BE VOTED FOR APPROVAL OF THE ISSUANCE OF SERIES D PREFERRED STOCK AND RELATED WARRANTS AND THE ISSUANCE OF COMMON STOCK UPON THE CONVERSION AND EXERCISE OF SUCH SECURITIES AND AS SAID PROXIES DEEM ADVISABLE ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING.

                                                         FOR      AGAINST      ABSTAIN
1.   PROPOSAL TO APPROVE THE ISSUANCE OF SERIES D        [ ]        [ ]          [ ]
     PREFERRED STOCK AND RELATED WARRANTS AND THE
     ISSUANCE OF COMMON STOCK UPON THE CONVERSION
     AND EXERCISE OF SUCH SECURITIES

and in their discretion, upon such other matter or matters, which may properly come before the meeting or any adjournment or adjournments thereof.

MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT  [ ]

PLEASE CHECK HERE IF YOU PLAN TO ATTEND THE MEETING  [ ]

(This Proxy should be marked, dated and signed by the stockholder(s) exactly as his or her name appears hereon, and returned promptly in the enclosed envelope. Persons signing in a fiduciary capacity should so indicate. If shares are held by joint tenants or as community property, both should sign.)

Signature:                            Date:              Signature:                             Date:
          -------------------------         --------                -------------------------         --------